Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

LivaNova PLC (formerly known as Sand Holdco PLC and Sand Holdco Limited) is a public limited company incorporated under the laws of England and Wales (“LivaNova”). LivaNova was formed, along with its wholly owned subsidiary, Cypher Merger Sub, Inc., a Delaware corporation (“Merger Sub”), on February 20, 2015, for the purpose of facilitating the business combination of Cyberonics, Inc., a Delaware corporation (“Cyberonics”), and Sorin S.p.A., a joint stock company organized under the laws of Italy (“Sorin”).

On October 19, 2015, pursuant to the terms of a definitive Transaction Agreement, dated as of March 23, 2015 (the “Merger Agreement”), by and among Cyberonics, Sorin, LivaNova and Merger Sub, (a) Sorin merged with and into LivaNova, with LivaNova continuing as the surviving company (the “Sorin Merger”) and (b) following the consummation of the Sorin Merger, Merger Sub merged with and into Cyberonics, with Cyberonics continuing as the surviving company and as a wholly-owned subsidiary of LivaNova (the “Cyberonics Merger” and, together with the Sorin Merger, the “Mergers”). As a result of the Mergers, LivaNova became the holding company of the combined businesses of Cyberonics and Sorin. On October 19, 2015, LivaNova’s ordinary shares, par value £1.00 per share (each an “Ordinary Share” and, collectively, the “Ordinary Shares”), were listed for trading on the NASDAQ Global Market (“NASDAQ”) and admitted to listing on the standard segment of the United Kingdom Financial Conduct Authority’s Official List and to trading on the Main Market of the London Stock Exchange (the “LSE”) under the trading symbol “LIVN.”

The following unaudited pro forma condensed combined financial statements, which we refer to as the pro forma financial statements, give effect to the Mergers in a transaction accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification “805”, Business Combinations (“ASC 805”), with Cyberonics treated as the accounting acquirer of the legacy Sorin business operations.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended April 24, 2015 and the transitional period April 25, 2015 to December 31, 2015 are presented as if the Mergers were consummated on April 26, 2014. A pro forma condensed combined balance sheet has not been included in this filing as the Mergers are already reflected in the Consolidated Balance Sheet included in LivaNova’s Transition Report on Form 10-K/T (File No. 001-37599) for the transitional period April 25, 2015 to December 31, 2015, as filed on March 4, 2016 (“Report on Form 10-K/T”).

The unaudited pro forma condensed combined statement of operations for the fiscal year ended April 24, 2015 is based on the historical audited consolidated results of operations of Cyberonics for the fiscal year ended April 24, 2015 and the historical unaudited consolidated results of operations of Sorin for the twelve months ended June 30, 2015. The unaudited pro forma condensed combined statement of operations for the transition period from April 25, 2015 to December 31, 2015 is based on the audited historical consolidated results of operations of LivaNova from April 25, 2015 through December 31, 2015 (which consists of legacy Cyberonics operations through October 18, 2015 and combined Cyberonics and Sorin operations thereafter) and the unaudited historical consolidated results of Sorin operations from April 25, 2015 through October 18, 2015.

The pro forma financial statements were prepared in accordance with Article 11 of Securities and Exchange Commission (“SEC”) Regulation S-X. The pro forma adjustments reflecting the completion of the Mergers are based upon the acquisition method of accounting in accordance with generally accepted accounting principles in the United States (“U.S.” and, such accounting principles, “U.S. GAAP”), and upon the assumptions set forth in the notes to the pro forma financial statements.

The historical financial information of Sorin was prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and adopted by the European Union and presented in euro. The financial information used in the preparation of the pro forma financial statements includes adjustments to convert the financial information of Sorin from IFRS to U.S. GAAP and to translate amounts presented from euro to U.S. dollars. Management of LivaNova has also reclassified certain account balances and classes of transactions from the financial statements of Sorin to conform to the historic presentation of Cyberonics’ financial statements.

The historical financial data has been adjusted to give pro forma effect to events that are (1) directly attributable to the Mergers, (2) factually supportable and (3) expected to have a continuing impact on the combined results. The pro forma financial statements do not, in the estimation of management, reflect any revenue enhancements, anticipated or realized synergies or dis-synergies, operating efficiencies or cost savings that may be or have been achieved.

Reflecting expenses both before and after completion of the Mergers, the unaudited pro forma condensed combined statement of operations for the transitional period April 25, 2015 to December 31, 2015 includes $16.1 million in integration expenses, consisting primarily of professional fees related to planning the post-merger organization structure and synergy planning, and $16.5 million in restructuring expenses related to LivaNova’s restructuring plans intended to leverage economies of scale, eliminate duplicate corporate expenses, streamline distribution, logistics and office functions in order to reduce overall costs. These expenses have each been recorded as separate line items within the included consolidated statement of operations; however, we have not included an adjustment to remove the impact of the integration and restructuring expenses from the results of operations, as such amounts are not directly attributable to the transaction but are based on actions taken by management related to planning the post-merger organization structure and synergy planning.

At the date of completion of the Mergers, October 19, 2015, Cyberonics’ assets and liabilities were presented at their pre-combination amounts and Sorin’s assets and liabilities were recorded at their estimated fair values. The allocation of the purchase price of approximately $1.6 billion to the assets and liabilities acquired in the Mergers and reflected in the LivaNova audited consolidated balance sheet at December 31, 2015 is subject to finalization of management’s estimates of fair value and useful lives of the assets acquired and liabilities assumed. Accordingly, the actual amortization expense and results of operations may differ from these pro forma amounts as additional information becomes available and as additional analyses are performed. The final valuations may result in material changes to the preliminary estimated purchase price allocations and other estimations made leading up to the Mergers.

The pro forma financial statements should be read in conjunction with the Report on Form 10-K/T and the consolidated financial statements of Sorin as of and for the periods ended December 31, 2014 and June 30, 2015 included within the Registration Statement on Form S-4 (File No. 333-203510), as amended, filed with the SEC by LivaNova and declared effective on August 19, 2015.

The pro forma financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the Mergers been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of the combined company following the Mergers. The pro forma financial statements are based upon available information and certain assumptions that LivaNova’s management believes are reasonable.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE TRANSITIONAL PERIOD APRIL 25, 2015 TO DECEMBER 31, 2015

(In thousands of U.S. dollars, except per share data)	LivaNova	Historical Sorin (Note 4)	Pro Forma Adjustment (Note 3)	Note Reference	Pro Forma Condensed Combined
Net sales	$415,707	$421,534	$—		$837,241
Cost of sales	149,181	198,982	740	3(b)	348,903
	—	—	(20,790)	3(e)	(20,790)

Gross profit	266,526	222,553	20,050		509,128
Operating expenses:
Selling, general and administrative	173,065	159,803	13,760	3(a)	346,627
	—	—	717	3(b)	717
Research and development	51,931	53,467	134	3(b)	105,532
Merger expenses	42,098	30,103	(72,201)	3(d)	—
Integration expenses	13,689	2,449	—		16,138
Restructuring expenses	11,323	5,195	—		16,518

Total operating expenses	292,106	251,017	(57,591)		485,532

Income from operations	(25,580)	(28,465)	77,641		23,596
Interest income (expense), net	(1,117)	(3,473)	—		(4,590)
Impairment of investment	(5,062)	—	—		(5,062)
Other (expense), net	(7,522)	(4,554)	—		(12,076)

Income (loss) before income tax	(39,281)	(36,491)	77,641		1,868
Income tax (benefit) expense	(12,976)	(35,316)	22,475	3(c)	(25,817)
Income (loss) from equity method investments	(3,308)	(4,104)	—		(7,412)

Net income (loss)	$(29,613)	$(5,279)	$55,166		$20,273

Net income per share:
Basic	$(0.90)				$0.42
Diluted	$(0.90)				$0.41
Weighted average shares outstanding
Basic	32,741				48,622
Diluted	32,741				48,968

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED APRIL 24, 2015

(In thousands of U.S. dollars, except per share data)	Historical Cyberonics	Historical Sorin (Note 4)	Pro Forma Adjustment (Note 3)	Note Reference	Pro Forma Condensed Combined
Net sales	$291,558	$944,919	$—		$1,236,477
Cost of sales	27,311	430,547	1,527	3(b)	459,384

Gross profit	264,247	514,372	(1,527)		777,093
Operating expenses:
Selling, general and administrative	123,619	333,664	26,113	3(a)	483,396
			1,478	3(b)	1,478
Research and development	43,284	126,700	276	3(b)	170,261
Merger expenses	8,692	27,161	(35,854)	3(d)	—

Total operating expenses	175,595	487,526	(7,986)		655,135

Income from operations	88,652	26,846	6,460		121,958
Interest income (expense), net	163	(8,686)	—		(8,523)
Other income (expense), net	479	(4,297)	—		(3,818)

Income before income tax	89,294	13,863	6,460		109,617
Income tax (benefit) expense	31,446	(7,973)	(889)	3(c)	22,584
Income (loss) from equity method investments	—	(9,053)	—		(9,053)

Net income (loss)	$57,848	$12,783	$7,349		$77,980

Net income per share:
Basic	$2.19				$1.59
Diluted	$2.17				$1.58
Weighted average shares outstanding
Basic	26,391				48,903
Diluted	26,626				49,308

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of the Mergers

The Mergers provided for the business combination of Cyberonics and Sorin, which was completed on October 19, 2015. On October 19, 2015, and pursuant to the terms of the Merger Agreement, Sorin merged with and into LivaNova, with LivaNova continuing as the surviving company, immediately followed by the merger of Merger Sub with and into Cyberonics, with Cyberonics continuing as the surviving company and as a wholly-owned subsidiary of LivaNova. Following the Mergers, LivaNova became the holding company of the combined businesses of Cyberonics and Sorin, and LivaNova’s Ordinary Shares were listed for trading on NASDAQ and admitted to listing on the standard segment of the United Kingdom Financial Conduct Authority’s Official List and to trading on the Main Market of the LSE under the trading symbol “LIVN.”

On October 19, 2015, each ordinary share of Sorin was converted into the right to receive 0.0472 Ordinary Shares of LivaNova, and each share of common stock of Cyberonics was converted into the right to receive one Ordinary Share. The fair value of the shares issued as total consideration of the Mergers is based on Cyberonics’ closing stock price of $69.95 per share on October 16, 2015, the last business day prior to the close of the Mergers. Based on the number of outstanding shares of Sorin and Cyberonics as of October 19, 2015, former Sorin and Cyberonics shareholders held approximately 46%and 54%, respectively, of LivaNova’s Ordinary Shares immediately after the Mergers. The total fair value of consideration transferred was $1.6 billion.

2.	Basis of Presentation

Based on the relative voting rights of Cyberonics and Sorin shareholders immediately following completion of the Mergers and the premium paid by Cyberonics for Sorin ordinary shares, and after taking into consideration all relevant facts, Cyberonics was considered to be the acquirer of Sorin for accounting purposes. The total estimated consideration for the accounting acquisition of Sorin was calculated as the equivalent of the market value immediately prior to the Mergers of the amount of Cyberonics common stock that would have, if the transaction had been structured such that Cyberonics were the legal acquirer, needed to have been issued to Sorin shareholders immediately following the closing of the Mergers to effectuate a 46% ownership by former Sorin shareholders in the combined entity. As the consolidated balance sheet included in the Report on Form 10-K/T, covering the transitional period April 25, 2015 to December 31, 2015, includes the effects of the Mergers, no pro forma balance sheet has been presented herein.

The pro forma financial statements were prepared using the acquisition method of accounting and based on the historical financial information of Cyberonics, Sorin and LivaNova and are presented as if the Mergers were consummated on April 26, 2014. The acquisition method of accounting in accordance with ASC 805 requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date, as defined in ASC 820, “Fair Value Measurement” (ASC 820). The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the Mergers, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the consolidated results.

The pro forma financial statements for the fiscal year ended April 24, 2015 are based on the accounts of Cyberonics presented for the fiscal year ending April 24, 2015 and the accounts of Sorin presented for the twelve months ended June 30, 2015. The pro forma financial statements for the transitional period April 25, 2015 to December 31, 2015 are based on the accounts of LivaNova from April 25, 2015 through December 31, 2015 (which consists of legacy Cyberonics operations through October 18, 2015 and combined Cyberonics and Sorin operations thereafter) and the accounts of Sorin from April 25, 2015 through the October 18, 2015. Except for the non-recurring costs incurred in connection with the Mergers, which were eliminated for the purposes of this pro forma, no material unusual activity was identified in Sorin’s operations between April 25, 2015 and June 30, 2015, the period that is included in both pro forma statements of operations.

The pro forma financial statements have been compiled using the significant accounting policies as set forth in the audited consolidated financial statements included in the Report on Form 10-K/T. The accounting policies of Sorin are similar in most material respects to those of Cyberonics, except for those discussed further in “Note 4. Adjustments to Sorin Historical Financial Statements to Conform to Cyberonics.” Adjustments were made to convert the financial statements of Sorin from IFRS (adopted by the European Union) to U.S. GAAP as applied by Cyberonics, conforming to Cyberonics’ financial statement classification and translating euro amounts into U.S. dollars as set out further in “Note 4. Adjustments to Sorin Historical Financial Statements to Conform to Cyberonics.” Apart from these adjustments, LivaNova’s management is not aware of any differences that would have a material impact on the pro forma condensed combined financial statements presented herein.

The pro forma financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the Mergers been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of the combined company following the Mergers.

The pro forma financial statements are based upon available information and certain assumptions that LivaNova’s management believes are reasonable.

3.	Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments

(a)	To record estimated pro forma amortization expenses of $13.8 million for the period from April 25, 2015 through October 18, 2015 and $26.1 million for the fiscal year ended April 24, 2015 on acquired finite-lived intangible assets. Acquired finite-lived intangible assets are comprised of $464.0 million related to customer relationships, $211.1 million of developed technology, and $13.6 million related to trademarks.

(In thousands of U.S. dollars, except estimated useful life)	Estimated Fair Value	Weighted Average Estimated Useful Life	April 25, 2015 to October 18, 2015	Fiscal Year Ended April 24, 2015
Additional acquired finite-lived intangible assets	$688,729	16	$22,199	$45,778
Less: Sorin historical amortization expense			(8,440)	(19,665)

Pro forma amortization expense adjustment			$13,760	$26,113

(b)	To record estimated pro forma depreciation expense of $1.6 million for the period from April 25, 2015 through October 18, 2015 and $3.3 million for the fiscal year ended April 24, 2015 on acquired property, plant, and equipment. The estimated pro forma depreciation expense adjustments are based on an increase in fair value above net book value calculated over an approximate estimated weighted average useful life of 7 years.

(c)	The statutory tax rate of Sorin was applied, as appropriate, to each adjustment based on the jurisdiction in which the adjustment was expected to occur. The statutory tax rate of Cyberonics was applied, as appropriate, to the impact of transaction costs and share based compensation based on the jurisdictions in which the adjustment was expected to occur.

Although not reflected in the pro forma financial statements, the effective tax rate of LivaNova could be significantly different depending on post-merger activities, such as the geographical mix of taxable income affecting state and foreign taxes, among other factors.

Estimated income tax provision (benefit) included in the pro forma statements of earnings is as follows:

	April 25, 2015 to October 18, 2015	Fiscal Year Ended April 24, 2015
(In thousands of U.S. dollars)	Pro Forma Adjustment	Pro Forma Adjustment
Amortization of intangible assets—Note 3(a)	$(4,689)	$(8,899)
Depreciation of plant, property and equipment—Note 3(b)	(508)	(1,047)
Impact of inventory step up removal—Note 3(e)	6,744	—
Impact of transaction cost removal—Note 3(d)	15,823	9,057
Impact of share based compensation—Note 3(d)	5,105	—

Adjustment to provision (benefit) for income taxes	$22,475	$(889)

(d)	Certain merger-related transaction costs, primarily advisory, legal, and accounting fees and non-cash share-based compensation charges, have been expensed in Cyberonics’ and Sorin’s historical statements of operations. As merger-related transaction costs are non-recurring, direct, incremental costs of the specific acquisition, which are reflected in the historical financial statements, they have not been reflected in the unaudited pro forma condensed combined statements of operations. An adjustment totaling $72.2 million has been reflected in the unaudited pro forma condensed combined statements of operations to remove merger-related transaction costs that were expensed by Cyberonics of $42.1 million and Sorin of $30.1 million for the period from April 25, 2015 to October 18, 2015 and $8.7 million by Cyberonics and $27.2 by Sorin for the twelve months ended April 24, 2015. In addition, this adjustment removes €6.4 million (or approximately $7.1 million) of compensation expense incurred during the period related to payments to be made to certain executives from Sorin upon close of the transaction. Costs related to actions taken by management subsequent to the Mergers, such as integration and restructuring charges, have not been removed from the pro forma results included herein.
(e)	As a result of the Mergers, LivaNova recorded a $56.8 million step-up of inventory and recognized an incremental cost of sales expense of $20.8 million from October 19, 2015 to December 31, 2015 associated with amortization of the step-up in inventory. The unaudited pro forma results include an adjustment to eliminate this $20.8 million in expense because it does not have a continuing impact due to an inventory usage period less than 12 months.

4.	Adjustments to Sorin Historical Financial Statements to conform to Cyberonics

Presented below is unaudited financial information showing adjustments to conform Sorin’s historical IFRS statements to U.S. GAAP. Additionally, certain reclassifications have been made to Sorin’s historical unaudited financial statements to conform to Cyberonics’ presentation. For purposes of translating the unaudited financial information from euro to U.S. dollars, the IFRS financial statements denominated in thousands of euro have been converted to U.S. dollars using the average exchange rates derived from the European Central Bank of 1.1153 for the period from April 25, 2015 to October 18, 2015 and 1.2037 during the twelve months ended June 30, 2015.

Sorin presented its income statement data both in a format classified by nature and a format classified by function. Sorin’s historical audited financial statements are based on the format classified by nature; however, for purposes of the unaudited pro forma condensed combined financial statements, the format classified by function has been included.

UNAUDITED SORIN PRO FORMA STATEMENT OF OPERATIONS

FOR THE PERIOD APRIL 25, 2015 TO OCTOBER 18, 2015

(In thousands)	Historical Sorin, EURO	IFRS to U.S. GAAP Adjustments, EURO	Note Reference	Financial Statement Reclassification, EURO	Note Reference	Historical Adjusted Sorin, EURO	Historical Adjusted Sorin, USD
Net sales	€377,956	€—		€—		€377,956	$421,534
Cost of sales	171,093	—		7,318	4(d)	178,411	198,982

Gross profit	206,863	—		(7,318)		199,545	222,553
Operating expenses:
Selling, general and administrative	148,844	(83)	4(b)	(5,479)	4(d)(e)	143,282	159,803
Research and development	39,786	8,154	4(a)	—		47,940	53,467
Merger expenses	—	—		26,991	4(h)	26,991	30,103
Integration expenses	—	—		2,196	4(h)	2,196	2,449
Restructuring expenses	—	—		4,658	4(h)	4,658	5,195
Special items	35,684	—		(35,684)	4(e)(h)	—	—

Total operating expenses	224,314	8,071		(7,318)		225,067	251,017

Income from operations	(17,451)	(8,071)		—		(25,522)	(28,465)
Interest income (expense), net	(6,490)	(707)	4(a)	4,083	4(g)	(3,114)	(3,473)
Other income (expense), net	—	—		(4,083)	4(g)	(4,083)	(4,554)

Income before income tax	(23,941)	(8,778)		—		(32,719)	(36,491)
Income tax expense (benefit)	(30,838)	(827)	4(c)	—		(31,665)	(35,316)
Income (loss) from equity method investments	(3,680)	—		—		(3,680)	(4,104)

Net income (loss)	€3,217	€(7,951)		€—		€(4,734)	$(5,279)

UNAUDITED SORIN PRO FORMA STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED JUNE 30, 2015

(In thousands)	Historical Sorin, EURO	IFRS to U.S. GAAP Adjustments, EURO	Note Reference	Financial Statement Reclassification, EURO	Note Reference	Historical Adjusted Sorin, EURO	Historical Adjusted Sorin, USD
Net sales	€785,012	€—		€—		€785,012	$944,919
Cost of sales	332,006	—		25,680	4(d)	357,686	430,547

Gross profit	453,006	—		(25,680)		427,326	514,372
Operating expenses:						—	—
Selling, general and administrative	299,352	2,496	4(b)	(24,649)	4(d)(e)	277,199	333,664
Research and development	82,134	21,841	4(a)	1,284	4(f)	105,259	126,700
Merger expenses	—	—		22,565	4(h)	22,565	27,161
Special items	24,880	—		(24,880)	4(d)(e)(f)(h)	—	—

Total operating expenses	406,366	24,337		(25,680)		405,023	487,526

Income from operations	46,640	(24,337)		—		22,303	26,846
Interest income (expense), net	(9,547)	(1,239)	4(a)	3,570	4(g)	(7,216)	(8,686)
Other income (expense), net	—	—		(3,570)	4(g)	(3,570)	(4,297)

Income before income tax	37,093	(25,576)		—		11,517	13,863
Income tax expense (benefit)	(3,132)	(3,492)	4(c)	—		(6,624)	(7,973)
Income (loss) from equity method investments	(7,521)	—		—		(7,521)	(9,053)

Net income (loss)	€32,704	€(22,084)		€—		€10,620	$12,783

Adjustments included in the columns labelled “IFRS to U.S. GAAP Adjustments” are for the following:

(a)	The accounting for research and development expenditures differs under U.S. GAAP and IFRS. Under U.S. GAAP, costs for both research and development are generally not eligible for capitalization. Under IFRS, development costs incurred in connection with a specific project are eligible for capitalization only when an entity can demonstrate that it possesses the technical capabilities needed to complete the intangible asset and make it available for use or sale, that it intends to complete the asset for the purpose of using it or selling it, that it has developed methods to enable the asset to generate future economic benefits, that it has the technical, financial and other resources needed to complete the development and that it is able to evaluate reliably the costs attributable to the asset during its development. The adjustment to the historical statements of operations represents the total that was capitalized to the balance sheet during the related period offset by the amortization in the related period of previously capitalized research and development.
(b)	Actuarial gains and losses recognized in other comprehensive income under IFRS are recorded in profit and loss under U.S. GAAP. The adjustment is presented on the pro forma statement of operations.
(c)	The statutory tax rate was applied, as appropriate, to each adjustment based on the jurisdiction in which the adjustment was expected to occur.

(In thousands of euro)	April 25, 2015 to October 18, 2015	Twelve Months Ended June 30, 2015
Research and development—Note 4(a)(c)	€(863)	€(2,643)
Actuarial gain (loss)—Note 4(b)(c)	36	(849)

Adjustment to provision (benefit) for income taxes	€(827)	€(3,492)

Certain reclassifications have been made to Sorin’s historical financial information to align the presentation with Cyberonics’ U.S. GAAP policy elections. These adjustments are included in the column financial statement reclassification on the statements of operations and are discussed below:

(d)	Adjustments to cost of sales were made:

a.	To reclassify shipping costs out of selling, general and administrative and into cost of sales.

b.	To reclassify US medical device excise tax out of selling, general and administrative and into cost of sales.

c.	To reclassify certain special items €10.6 million for the twelve months ended June 30, 2015 out of special items line item and into cost of sales. Historically, Sorin has classified material income statement items as special items when (i) they arose from events or transactions that were not recurring or from transactions or situations that did not occur frequently in the normal course of business, or (ii) they arose from events or transactions that were not indicative of Sorin’s regular business activities. Examples include certain litigations, business development expenses, merger-related costs, valuation of certain employee benefit provisions and incomes/expenses from an earthquake.

(e)	Accounting adjustments were made to reclassify certain special items totaling €1.8 million for the period from April 25, 2015 to October 18, 2015 and €13.0 million for the twelve months ended June 30, 2015 out of the special items line item and into selling, general and administrative. Please see above for a description of special items.

(f)	Accounting adjustments were made to reclassify certain special items totaling €1.3 million for the twelve months ended June 30, 2015 out of the special items line item and into research and development. Please see above for a description of special items.

(g)	Accounting adjustments were made to reclassify the impact of foreign currency on commercial and financial transactions from the interest income (expense), net line item to the other income (expense), net line item.

(h)	Accounting adjustments were made to reclassify merger expenses, integration expenses, and restructuring expenses to align with LivaNova’s format of presentation.

Acquisition accounting rules require evaluation of certain assumptions, estimates and determinations of financial statement classifications which are completed during the measurement period as defined in current accounting standards. During the preparation of the unaudited pro forma condensed combined financial information, LivaNova’s management performed an analysis of accounting policies at Cyberonics and Sorin, and is not aware of any differences that could have a material impact on the combined financial statements other than those related to the conversion from IFRS to U.S. GAAP and reclassification adjustments described above.

5.	Earnings Per Share

Pro forma earnings from continuing operations per share have been calculated based on the estimated weighted average number of shares outstanding on a pro forma basis during the relevant periods, as if the shares issued in the Mergers had been outstanding as of April 26, 2014, the beginning of fiscal year 2015.

(In thousands, except per share data)	April 25, 2015 to December 31, 2015	Fiscal year ended April 24, 2015
Net income	$20,273	$77,980
Weighted average shares outstanding:
LivaNova basic weighted average shares outstanding	32,741	26,391
Sorin basic weighted average shares outstanding for period prior to October 19, 2015	15,881	22,511

Basic—weighted average shares outstanding	48,622	48,903
Dilutive effect of LivaNova stock options, restricted stock units, and other	221	235
Dilutive effect of Sorin performance awards, restricted stock units, and stock options	126	170

Diluted—weighted average shares outstanding	48,968	49,308
Earnings from continuing operations per share:
Basic	$0.42	$1.59
Diluted	0.41	1.58